                                                                   Exhibit 99(b)

                             DATED 30 NOVEMBER 1999

                            APPLIED HOLOGRAPHICS PLC

                                     - and -

                          GREIG MIDDLETON & CO. LIMITED

                ------------------------------------------------


                        PLACING AND OPEN OFFER AGREEMENT

                ------------------------------------------------












                                   WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 0171 246 7000
                               Fax. 0171 246 7777
                         REF NEF/HMC/110634/CC0259251.07

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                                TABLE OF CONTENTS


CLAUSE        HEADING                                                                                   PAGE NUMBER
1.            DEFINITIONS AND INTERPRETATION..................................................................1
2.            CONDITIONS......................................................................................6
3.            FOREIGN SHAREHOLDERS............................................................................8
4.            APPOINTMENT OF AGENT............................................................................8
5.            THE OPEN OFFER AND PLACING......................................................................9
6.            ALLOTMENT AND REGISTRATION.....................................................................10
7.            PAYMENT........................................................................................11
8.            COMMISSION, FEES AND EXPENSES..................................................................11
9.            WARRANTIES.....................................................................................12
10.           INDEMNITY......................................................................................14
11.           TERMINATION....................................................................................15
12.           ANNOUNCEMENTS AND COVENANTS....................................................................16
13.           WITHHOLDING....................................................................................17
14.           REMEDIES AND ENFORCEMENT.......................................................................17
15.           INVALIDITY.....................................................................................17
16.           ASSIGNMENT.....................................................................................18
17.           WAIVER.........................................................................................18
18.           TIME OF THE ESSENCE............................................................................18
19.           VARIATION......................................................................................18
20.           ENTIRE AGREEMENT...............................................................................18
21.           COUNTERPARTS...................................................................................18
22.           NOTICES........................................................................................19
23.           PROPER LAW AND JURISDICTION....................................................................20

SCHEDULE      1 Documents for delivery to the Sponsor........................................................21
SCHEDULE      2 The Warranties...............................................................................23
SCHEDULE      3 Warranty Certificate.........................................................................29


THIS AGREEMENT is made on the 30th day of November 1999.

BETWEEN:

(1) APPLIED HOLOGRAPHICS PLC (registered in England with number 1688482) whose registered office is at 22 Sedling Road, District 6, Washington, Tyne and Wear NE38 9BZ (the "COMPANY"); and

(2) GREIG MIDDLETON & CO. LIMITED (registered in England with number 2752982) whose registered office is at 30 Lombard Street, London EC3V 9EN (the "SPONSOR").


RECITALS

(A) The Company has an authorised share capital of 1,900,000 pounds sterling divided into 38,000,000 Existing Ordinary Shares of which 26,674,139 have been issued and are fully paid up.

(B) Subject to the terms and conditions set out in this Agreement, the Sponsor has agreed:

     (i) as agent for the Company to offer pursuant to the Open Offer the New Ordinary Shares for subscription by Qualifying Shareholders at the Placing Price on the basis of 5 New Ordinary Shares for every 13 Existing Ordinary Shares held as shown in the register of members of the Company at the close of business on the Record Date;

     (ii) as agent for the Company to place New Ordinary Shares with institutional and other investors, certain of which will be placed firm and the balance of which will be placed subject to reduction by a proportion based on the number of New Ordinary Shares subscribed for pursuant to the Open Offer; and

     (iii) as principal itself to subscribe for such of the Placing Shares as are not subscribed for pursuant to the Open Offer or pursuant to the Placing.

(C) The Company intends to seek admission to the Official List of the New Ordinary Shares.

(D) Pursuant to the OpSec Merger Agreement, the Company has conditionally agreed to acquire the whole of the issued share capital of OpSec.

(E) Pursuant to the OpSec Loan Agreement, the Company has conditionally agreed to provide the Loan to fund the Bridgestone Acquisition.

NOW IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

     In this Agreement (including its recitals and schedules):

1.1  DEFINED TERMS

     "ACCEPTANCE DATE" means 21 December 1999;

     "ADMISSION" means admission of the New Ordinary Shares to the Official List becoming effective as a result of an announcement under paragraph 7.1 of Chapter 7 of the Listing Rules;

     "AGREED FORM" means in the form of a document or draft agreed between the parties on or prior to the date hereof and initialled by them or on their behalf for the purposes of identification;

     "APPLICATION FORM" means the application form for use by Qualifying Shareholders in connection with the Open Offer in the agreed form;

     "ASSOCIATE" has the meaning given to the words 'associate' and 'associated company' by sections 417 and 416 of the Income and Corporation Taxes Act 1988;

     "BRIDGESTONE" has the meaning set out in the Circular;

     "BRIDGESTONE ACQUISITION" has the meaning set out in the Circular;

     "BUSINESS DAY" means a day (other than a Saturday) on which dealings take place on the Stock Exchange;

     "CERTIFICATED SHARES" means those of the New Ordinary Shares which are not Uncertificated Shares;

     "CIRCULAR" means the circular comprising a notice of extraordinary general meeting of shareholders of the Company and a prospectus prepared in accordance with the Listing Rules in the agreed form from the Company to its shareholders giving details of, inter alia, (1) the Placing and the Open Offer, (2) the OpSec Merger, (3) the Loan, (4) the Bridgestone Acquisition and (5) the interim results of the Group for the six months ended 30 September 1999;

     "CRESTCO" means CRESTCo Limited;

     "CREST SYSTEM" means the settlement system operated by CRESTCo pursuant to the Uncertificated Securities Regulations 1995;

     "CREST MEMBER" means a person who has been admitted by CRESTCo as a member of the CREST System;

     "DIRECTORS" means the directors of the Company;

     "EGM" means the extraordinary general meeting of shareholders of the Company notice of which is set out in the Circular;

     "ENGAGEMENT LETTER" means the letter of agreement made between the Company and the Sponsor dated 17 November 1999;

     "ESTIMATE OF EXPENSES" means the schedule of estimated expenses in the agreed form in respect of the expenses of the advisers to the Company to be incurred in relation to the Proposals (as defined in the Circular);

     "EXISTING ORDINARY SHARES" means the Ordinary Shares in issue at the date of the EGM;

     "FSA" means the Financial Services Act 1986;

     "GROUP" means the Company and the Subsidiaries or, where appropriate, any one or more of them;

     "GROUP COMPANY" means any company in the Group;

     "INTERIM RESULTS" means the interim results of the Group for the six months ended 30th September 1999 contained in the Circular;

     "ISSUE DOCUMENTS" means the Circular, the Application Form, the Press Announcement and (in the case of those invited to become Placees) the Placing Letter;

     "LAUNCH DATE" means 30 November 1999;

     "LISTING RULES" means the listing rules made by the Stock Exchange pursuant to Part IV of the FSA (as from time to time amended, supplemented or replaced);

     "LOAN" means the loan to be made by the Company to OpSec pursuant to the OpSec Loan Agreement;

     "NEW ORDINARY SHARES" means the 20,370,370 new Ordinary Shares to be allotted by the Company for cash pursuant to the Placing and the Open Offer;

     "OPEN OFFER" means the open offer to Qualifying Shareholders to apply to subscribe for New Ordinary Shares on the terms and conditions in the Issue Documents;

     "OPEN OFFER SHARES" means New Ordinary Shares which are the subject of the Open Offer;

     "OFFER CLOSING DATE" means the latest time and date for acceptance and payment under the Open Offer;

     "OFFICIAL LIST" means the Official List of the Stock Exchange;

     "OPSEC" means Optical Security Group, Inc.;

     "OPSEC LOAN AGREEMENT" has the meaning set out in the Circular;

     "OPSEC MERGER" has the meaning set out in the Circular;

     "OPSEC MERGER AGREEMENT" has the meaning set out in the Circular;

     "OPSEC SHARES" has the meaning set out in the Circular;

     "ORDINARY SHARES" means ordinary shares of 5 pence each in the capital of the Company;

     "PERSON CONNECTED" has the meaning given to that expression by section 346 of the Companies Act 1985;

     "PLACEES" means persons procured by the Sponsor to subscribe for the New Ordinary Shares pursuant to Clause 5.1.2;

     "PLACING" means the placing of the New Ordinary Shares with Placees by the Sponsor as described in this Agreement (either placed firm or subject to the rights of Qualifying Shareholders under the Open Offer);

     "PLACING LETTER" means the form of letter in the agreed form to be despatched by the Sponsor to prospective Placees inviting them to apply for New Ordinary Shares pursuant to the Placing;

     "PLACING PRICE" means 270 pence per New Ordinary Share;

     "PLACING SHARES" means New Ordinary Shares that are not subscribed pursuant to the Open Offer in accordance with Clause 5.4;

     "PRESS ANNOUNCEMENT" means the press announcement in the agreed form concerning the Open Offer and the despatch of the Issue Documents;

     "PROHIBITED SHAREHOLDERS" means Qualifying Shareholders with registered addresses in the United States of America (or Shareholders with registered addresses elsewhere whom the Company knows or reasonably believes to be holding Existing Ordinary Shares for the account or benefit of a US Person (as defined in Regulation S under the US Securities Act of 1933)) or Canada or their respective territories or possessions or the Commonwealth of Australia, Japan or the Republic of Ireland;

     "PROXY FORM" the form of proxy for use in connection with the EGM in the agreed form;

     "QUALIFYING SHAREHOLDERS" means Shareholders on the register of members of the Company at the close of business on the Record Date and those with a bona fide market claim, other than Prohibited Shareholders;

     "RECORD DATE" means 22 November 1999;

     "REGISTRARS" means IRG plc, Balfour House, 390-398 High Road, Ilford, Essex IG1 1NQ;

     "REGISTRARS' AGREEMENT" means the agreement between the Company and the Registrars in relation to the performance by the Registrars of the function of registrars and receiving bankers in connection with the Placing and the Open Offer;

     "RELATED PERSONS" means, in relation to a Director, that Director, his associates and persons connected with him;

     "REPORTING ACCOUNTANT" means PricewaterhouseCoopers;

     "RESOLUTIONS" means the resolutions set out in the notice convening the EGM included in the

     Circular but excluding the resolutions 5 and 6 in that notice;

     "SHAREHOLDERS" means holders of fully paid Existing Ordinary Shares;

     "SHARE OPTION SCHEMES" has the meaning given to that term in the Circular;

     "STOCK EXCHANGE" means London Stock Exchange Limited;

     "SUBSIDIARIES" means the subsidiaries of the Company as set out in Part 8 of the Circular;

     "TENDER OFFER" has the meaning set out in the Circular;

     "UNCERTIFICATED SECURITIES" means those New Ordinary Shares in respect of which Placees or Qualifying Shareholders (being CREST members) validly elect for issue in uncertificated form in the CREST System;

     "VERIFICATION NOTES" means the verification questions in the agreed form together with the answers thereto prepared for the purpose of substantiating certain statements in the Circular;

     "WARRANTIES" means the warranties, representations and undertakings referred to in Clause 9 and set out in Schedule 2;

     "WARRANTY CERTIFICATE" means a certificate in the form set out in Schedule 3; and

     "WORKING CAPITAL REPORT" means the cashflow and working capital report in respect of the Group prepared by the Reporting Accountant and adopted by the Company in the agreed form.

1.2 Save as expressly stated herein or unless the context otherwise requires, terms and expressions defined in the Circular shall have the same meaning herein.

1.3  The recitals and schedules form part of this Agreement.

1.4 The table of contents and headings and sub-headings are for convenience only and shall not affect the construction of this Agreement.

1.5 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders. References to any person (which for the purposes of this Agreement shall include bodies corporate, unincorporated associations, partnerships, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality) shall include that person's successors.

1.6 References to Recitals, Schedules and Clauses are to (respectively) recitals to, schedules to, and Clauses of this Agreement (unless otherwise specified) and references within a schedule to paragraphs are to paragraphs of that schedule (unless otherwise specified).

1.7 References to any English legal terms for any action, remedy, method of judicial proceedings, legal document, legal status, court, organisation, body, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

1.8 Any reference to "WRITING" or "WRITTEN" includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not include e-mail).

1.9 References in this Agreement to any statute, statutory provision, directive of the Council of the European Union (whether issued jointly with any other person or under any other name) or other legislation include a reference to that statute, statutory provision, directive or legislation as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision, directive or legislation.

1.10 References to times of the day are (unless otherwise expressly provided) to London time and references to a day are to a period of 24 hours running from midnight.

1.11 Words and expressions defined in or for the purposes of the recitals and/or the schedules shall have the same meaning in this Agreement.

1.12 References to this Agreement to "material" mean (unless otherwise stated) material in the context of the Placing and/or the Open Offer.


2.   CONDITIONS TO SPONSOR'S OBLIGATIONS

2.1  The obligations of the Sponsor under this Agreement are conditional upon:

     2.1.1 the Circular having been approved by the Stock Exchange in accordance with the Listing Rules not later than 4.00 p.m. on the Launch Date ("REGISTRATION");

     2.1.2 an application for Admission in the form set out in schedule 3 to the Listing Rules in respect of the New Ordinary Shares signed on behalf of the Company having been delivered to the Stock Exchange on or before midnight on the Launch Date;

     2.1.3 two copies of the Circular having been delivered to the Registrar of Companies in England and Wales as required by section 149 of the FSA prior to the despatch of the Circular, subject to the Circular having first been approved by the Stock Exchange;

     2.1.4 subject to Registration, the Press Announcement being released to the Stock Exchange not later than 8.30 a.m. on the Launch Date;

     2.1.5 subject to Registration, the Circular being published in accordance with the FSA and the Listing Rules following Registration but not later than [midnight] on the Launch Date;

     2.1.6 the Schedule 14D-1 document being filed with the US Securities and Exchange Commission pursuant to Rule 14D-1 of the US Securities Exchange Act 1934;

     2.1.7 the posting of the Tender Offer to the holders of OpSec Shares not later than close of business in Colorado, USA on 7 December 1999;

     2.1.8 the posting of the Circular and Proxy Form to shareholders following Registration but not later than midnight on the Launch Date;

     2.1.9 the posting of Application Forms to Qualifying Shareholders not later than midnight on the Launch Date;

     2.1.10 the passing (without amendment) of the Resolutions by not later than 23 December 1999 or, if later, the date of any adjournment of the meeting intended for that date, provided that such subsequent meeting shall be held within 5 Business Days of the adjourned meeting;

     2.1.11 the delivery to the Sponsor of each of the documents referred to in
            Schedule 1 by close of business on the Launch Date and of two copies of the Circular (signed by or on behalf of each of the Directors) prior to its posting in accordance with Clause 2.1.8;

     2.1.12 the Warranties remaining true and accurate to a material extent; there having occurred no breach of any Warranty to a material extent, as if the Warranties had been repeated by reference to the facts and circumstances from time to time subsisting immediately prior to the Sponsor's obligations under this Agreement becoming unconditional and the Warranty Certificate having been duly executed and dated and delivered by the Company to the Sponsor on the Business Day immediately prior to Admission;

     2.1.13 any supplementary prospectus which may be required pursuant to section 147 of the FSA and the Listing Rules being approved by the Stock Exchange and published in accordance with such provisions prior to the commencement of dealings in the New Ordinary Shares;

     2.1.14 the Sponsor not having validly exercised its right to terminate this Agreement pursuant to Clause 11;

     2.1.15 the Stock Exchange agreeing to admit the New Ordinary Shares to the Official List subject to the passing of the Resolutions and to allotment;

     2.1.16 Admission having become effective not later than 8.00 a.m. on 11 January 2000 (or such later time and/or date as the Sponsor may agree);

     2.1.17 the following conditions contained in the OpSec Merger Agreement having been fulfilled (and not waived or varied without the consent of the Sponsor):

            (i) the conditions contained in Section 6.01(c) therein not being in existence as at the date of satisfaction of the conditions contained in Clause 2.1.18;

            (ii) the condition contained in Section 6.02(e) therein having been fulfilled; and

            (iii) the conditions contained in Sections 6.02(a) and (c) therein remaining true and correct in all material respects as at the date of satisfaction of the conditions contained in Clause 2.1.18.

     2.1.18 the Minimum Condition (as defined in the Tender Offer) having been fulfilled (and not waived or varied without the consent of the Sponsor) and none of the conditions listed in Section 14 of the Tender Offer being in existence (and not waived by the Company without the Sponsor's consent) as at the date of satisfaction of the Minimum Condition.

2.2 The conditions referred to in Clause 2.1 may be waived, by the Sponsor, in whole or in part, by notice in writing by the Sponsor to the Company.

2.3 Until such time as any of the conditions specified in Clause 2.1 becomes incapable of being fulfilled, in the reasonable opinion of the Sponsor, or the time and/or date for its fulfilment has expired, each of the parties hereto shall comply with the obligations on its part contained in this Agreement.

2.4 If all of the conditions set out in Clause 2.1 are not fulfilled or waived in accordance with Clause 2.2 by the relevant times and dates specified in Clause 2.1, the respective obligations of the parties hereunder shall ipso facto cease and determine and, except in relation to any breach of any provision of this Agreement prior thereto and save to the extent that Clause 11.3 provides otherwise, no party will have any claim against any other party, save as provided in Clauses 8, 9 and 10.

2.5 The Company will use all reasonable endeavours to procure that all the conditions set out in Clause 2.1 are satisfied at or before the times and dates referred to therein.

2.6 The Company shall take all such steps, execute all such documents, supply such information and documents, give all such undertakings, pay all such fees and other expenses, and do or procure to be done all such things as may properly be required by the Stock Exchange in connection with the application for Admission or as may be reasonably required by the Sponsor to discharge the obligations of the Sponsor under this Agreement and/or for the purposes of complying with any requirements of the Stock Exchange in connection with the Placing and the Open Offer and the application for Admission, and shall generally use all reasonable endeavours to obtain Admission by not later than 8.00 a.m. on 11 January 2000 or such later date as the Sponsor and the Company may agree.

2.7 The times and/or dates referred to in Clause 2.1 may be extended with the written consent of the Sponsor, save that the date for satisfaction of the condition in Clause 2.1.16 shall not be extended beyond the date falling two weeks after the date set out in that Clause.

2.8 The Sponsor shall extend to the Company such assistance in connection with the application for Admission and the publication of any supplementary prospectus as is reasonable and appropriate to its obligations and duties as sponsor to such application.


3.   FOREIGN SHAREHOLDERS

3.1 The Company shall procure that Application Forms are not sent to Prohibited Shareholders. Copies of the Circular and Proxy Form will however be posted to Prohibited Shareholders, for information only.

3.2 The Company undertakes to the Sponsor that neither it, its affiliates nor any person acting on its instructions has engaged or will (i) engage in any directed selling efforts in the United States (for the purposes of the foregoing, "directed selling efforts" and "United States" shall have the meanings ascribed to them in Regulation S under the US Securities Act of
     1933) nor (ii) engage in any activities in any jurisdiction outside the United Kingdom in respect of the New Ordinary Shares (or any of them) which, in either case, would result in a breach of applicable securities laws or regulations in those jurisdictions or result in the Sponsor incurring any liability in connection therewith.

4.   APPOINTMENT OF AGENT

4.1 The Company irrevocably and unconditionally appoints the Sponsor as its agent to procure subscribers for the Placing Shares, subject to the rights of Qualifying Shareholders pursuant to the Open Offer, at the Placing Price and otherwise on the terms and subject to the conditions set out in this Agreement and in the Issue Documents, and the Sponsor, relying on the covenants, Warranties and indemnities of the Company contained in this Agreement, accepts such appointment.

4.2 The Company confirms that the appointment made by Clause 4.1 confers on the Sponsor all powers and authorities on behalf of the Company which are necessary for, or reasonably incidental to, the Placing and the making of the Open Offer and the procuring of subscribers for the New Ordinary Shares on the basis set out in this Agreement and in the Issue Documents and the Company agrees to ratify and confirm everything which the Sponsor shall lawfully do in the exercise of such powers and authorities.

4.3 The Company authorises any director of the Sponsor to give to the Registrars all instructions which the Sponsor considers necessary or expedient in relation to the Placing and/or the Open Offer and agrees that the Sponsor may delegate to the Registrars such powers and authorities as the Sponsor considers necessary or expedient in relation to the Placing and/or the Open Offer.


5.   THE OPEN OFFER AND PLACING

5.1 Subject to the terms and conditions in this Agreement, the Sponsor hereby agrees:

     5.1.1 as agent for the Company to make the Open Offer on the terms and conditions set out in the Issue Documents;

     5.1.2 as agent for the Company to use its reasonable endeavours to procure persons to subscribe for the Placing Shares by way of (i) a firm placing participation (which is not subject to any reduction pursuant to the rights of Qualifying Shareholders under the Open Offer); and
           (ii) a conditional placing participation (which is subject to reduction pursuant to the recall of such number of New Ordinary Shares as it is required to satisfy valid applications by Qualifying Shareholders under the Open Offer), on the terms and conditions set out in the Issue Documents; and

     5.1.3 if there are any Placing Shares which have not been subscribed pursuant to the Open Offer in accordance with Clause 5.4 or for which Placees are not procured, as principal itself to subscribe for any of such Placing Shares not later than Admission on the terms and conditions set out in the Issue Documents, save as modified by this Agreement, such subscription in each case being at the Placing Price.

5.2 Subject to the terms and conditions of this Agreement, the Company agrees that the Sponsor may implement the Placing of the Placing Shares at the Placing Price on the terms and conditions set out in the Placing Letter and on the basis of the information contained in the Issue Documents. The Company hereby acknowledges and consents to the Placing upon the basis of the information contained in or referred to in the Placing Letter and hereby consents to the issue of the Placing Letter, having attached thereto the Issue Documents (whether in draft or final form), whether before or after this Agreement is executed.

5.3 The Sponsor shall, as agent for the Company in relation to the New Ordinary Shares, make the Open Offer of the New Ordinary Shares at the Placing Price on the terms and subject to the conditions set out in the Issue Documents. The Company hereby acknowledges and consents to the Open Offer being made by the Sponsor upon the basis of the information contained in the Issue Documents and hereby consents to the issue of the Issue Documents in connection therewith.

5.4 For the purposes of its agency pursuant to Clause 5.1.2, subject to the terms of this Agreement, the Sponsor shall use its reasonable endeavours to procure subscribers for all or any of the New Ordinary Shares not subscribed pursuant to the Open Offer and for the purposes of this Clause
     5.4 a New Ordinary Share shall be deemed to be "subscribed pursuant to the Open Offer" if a valid application therefor in the agreed form is received before the Offer Closing Date and is accompanied by a cheque or other remittance for the amount payable in respect thereof (whether or not such cheque or remittance is paid on presentation).


6.   ALLOTMENT AND REGISTRATION

6.1 As soon as practicable following the closing of the Open Offer and in any event not later than the close of business on the Acceptance Date, the Company will notify the Sponsor in writing (or procure that it is so notified) of the aggregate numbers of each of the New Ordinary Shares subscribed pursuant to the Open Offer. Following such notification, and in any event within two Business Days thereafter, the Sponsor shall nominate the Placees to whom such Placing Shares should be allotted and issued pursuant to the terms hereof.

6.2 As soon as practicable following the closing of the Open Offer (and in any event prior to Admission) and subject to and upon satisfaction or waiver of each of the conditions set out in Clauses 2.1, other than Admission, the Company shall allot at the Placing Price the New Ordinary Shares conditionally only upon Admission to:

     6.2.1 Qualifying Shareholders who have validly applied for New Ordinary Shares under the Open Offer;

     6.2.2 such persons as are nominated by the Sponsor as Placees in accordance with Clauses 5.4 and 6.1; and

     6.2.3 the Sponsor itself in respect of any Placing Shares for which it is required itself to subscribe as principal pursuant to Clause 5.1.3.

6.3 The Company undertakes to the Sponsor that the New Ordinary Shares will, when issued and fully paid, rank pari passu in all respects with the Ordinary Shares in issue immediately following the EGM.

6.4 The Company undertakes to the Sponsor that the allotment and issue of the New Ordinary Shares will be made upon and subject to the memorandum and articles of association of the Company and the terms and conditions and on the basis of the information set out in the Issue Documents.

6.5 The Company undertakes to the Sponsor that (as far as it is lawful so to do) the Company will use the whole of the net proceeds of the Placing and Open Offer in the manner set out in the Circular.

6.6  The Company will procure that:

     6.6.1 the Registrars will promptly register (without registration fee) as holders of New Ordinary Shares the persons entitled thereto under Clause 6.2 prior to the close of business on the date of Admission;

     6.6.2 subject to the registrations referred to in Clause 6.6.1 being effected, definitive certificates in respect of the Certificated Shares will be despatched as soon as reasonably practicable to the persons registered as the holders of such shares pursuant to Clause 6.6.1;

     6.6.3 the Uncertificated Shares will be credited as soon as practicable after Admission to the accounts maintained in the CREST System by the persons entitled thereto; and

     6.6.4 the Registrars will be provided with all necessary authorisations and information to enable them to perform their duties as registrars in accordance with and as contemplated by the terms of the Issue Documents and this Agreement.

7.   PAYMENT

     Not later than the close of business on the Business Day following the date of Admission the Sponsor will, subject to Clauses 8.3, 8.4 and 8.5 (and provided that the conditions in Clause 2.1 shall have been satisfied or waived), pay to the Company in cleared funds an amount equal to the Placing Price multiplied by the aggregate number of Placing Shares for which the Sponsor or Placees are obliged to subscribe pursuant to Clauses 5.1.2 and
     5.1.3. Upon
     payment as aforesaid, the Sponsor shall have no further obligations to the Company under this Agreement.

8.   COMMISSION, FEES AND EXPENSES

8.1 Subject to Clause 8.4, the Company shall pay to the Sponsor for its services under this Agreement:

     8.1.1 a fee in the amount set out in the Engagement Letter (the "CORPORATE FEE"); plus

     8.1.2 a commission of 2 per cent. of the value of subscription moneys raised pursuant to the Placing and Open Offer (the "COMMISSION") (out of which the Sponsor agrees to pay any sub-underwriting commissions payable).

8.2  The Corporate Fee shall be payable as set out in the Engagement Letter.

8.3 The Commission shall be payable upon receipt by the Company of the subscription moneys raised pursuant to the Placing and Open Offer (the "SUBSCRIPTION MONEYS"). The Company hereby agrees and consents that an amount equal to the Commission payable shall, at the Sponsor's option, be deducted by the Sponsor from the Subscription Moneys held by the Sponsor and retained in satisfaction of the payment of the Commission.

8.4 In the event that the transaction shall terminate, whether pursuant to Clause 11 or otherwise, prior to Admission, the Company shall pay to the Sponsor (or the Sponsor shall retain, as appropriate) the Corporate Fee on the basis set out in the Engagement Letter.

8.5 Subject to Clause 8.7, the Company shall pay (or reimburse the Sponsor, as appropriate) the costs and expenses of, and incidental to, the arrangements referred to or contemplated in this Agreement, the application for Admission, the Placing, the Open Offer and the transactions connected with it including, without limitation, the following: (a) all fees payable to the Stock Exchange; (b) all accountancy, legal and other professional expenses of the Company and the Sponsor (including the Sponsor's legal fees and all accommodation and travelling expenses) (c) the fees and expenses payable to the Registrars; (d) the costs of preparing, printing, advertising and circulating the Issue Documents, the Placing and the Open Offer; and (e) any stamp duty or stamp duty reserve tax and any related costs, fines, penalties or interest arising in respect of any allotment of New Ordinary Shares pursuant to the Placing or the Open Offer.

8.6 In the event that any of the costs or expenses referred to in Clause 8.5 are in the first instance incurred by the Sponsor as agent on behalf of the Company, the Company shall reimburse the Sponsor in respect of them, provided that the Sponsor shall procure wherever possible that any relevant supplier submits all invoices in respect of such costs and expenses addressed to the Company.

8.7 Where the Company is liable to make any payment or reimbursement to the Sponsor pursuant to Clause 8.5 in respect of any costs or expenses incurred by the Sponsor, and such costs or expenses constitute consideration for any supply of goods or services to the Sponsor for the purposes of value added tax the Company shall, in addition, pay to the Sponsor such amount that equals any value added tax chargeable on any such supply. Payment by the Company shall be made promptly upon the Sponsor requesting the same.

8.8 Notwithstanding that the Sponsor is acting as agent of the Company in connection with the Placing and the Open Offer, it may retain any fees, commissions or other amounts payable to it as referred to in this Clause 8 and any Placing Shares which it is obliged to purchase or subscribe for may be retained or dealt in by it for its own use and benefit.

8.9 All fees, commissions and other amounts payable to the Sponsor (together with any value added tax thereon) under this Agreement will be payable not later than the date for payment by the Sponsor to the Company pursuant to Clause 7 and may be deducted by the Sponsor from the amount of such payment, or the second Business Day after the date on which the obligations of the Sponsor shall cease and determine pursuant to Clause 2.4 or be terminated pursuant to Clause 11.1. The Sponsor shall promptly produce to the Company an appropriate value added tax invoice.

8.10 In the event that any provisions of this Agreement are inconsistent or conflict with any of the provisions of the Engagement Letter, the provisions of this Agreement shall prevail.


9.   WARRANTIES

9.1 The Company represents, warrants and undertakes to the Sponsor in the terms set out in Schedule 2 in each case as at the date hereof.

9.2 The Company accepts that the Sponsor is assuming its obligations under this Agreement in reliance upon each of the Warranties given by Clause 9.1.

9.3 The Warranties are given subject only to matters fairly disclosed in the Circular in a manner which is not misleading and, for the purposes of the Warranties and this Clause 9, the Company shall be deemed to have knowledge of all matters known to the Directors or which would have been discovered by them if they had made due and careful enquiry.

9.4 Where any Warranty is expressed to be qualified by reference to the awareness and/or knowledge and/or information and/or belief of any person, or words to similar effect, it shall be deemed to include a statement to the effect that it has been given after the making of due and careful enquiry by such person.

9.5  The Company undertakes:

     9.5.1 that it will and will procure that the Subsidiaries will refrain from doing or omitting to do any act or thing whereby any of the Warranties would cease to be true or accurate (or would otherwise be breached) at any time up to and including Admission;

     9.5.2 forthwith to notify the Sponsor if it comes to its knowledge at any time prior to Admission that any of the Warranties is (or may be) untrue or inaccurate or misleading in any respect when made and/or that any of the Warranties has ceased (or may have ceased) to be true or accurate or has become (or may have become) misleading in any respect were the Warranties to be repeated by reference to the facts and circumstances for the time being subsisting;

     9.5.3 forthwith to disclose in writing to the Sponsor any matter or thing which arises (or is reasonably likely to arise) or becomes known to it after the date of this Agreement and before Admission which is material to be known by a subscriber for any of the New Ordinary Shares or which is reasonably likely to give rise to a claim under Clause 10; and

     9.5.4 forthwith to notify the Sponsor of all other information which is reasonably likely to require the publication of a supplementary prospectus under section 147 of the FSA.

9.6 If, at any time prior to Admission, the Sponsor receives notification pursuant to Clause 9.5 or otherwise becomes aware that any of the Warranties is (or has become reasonably likely to become were the Warranties to be repeated by reference to the facts and circumstances for the time being subsisting) untrue, inaccurate or misleading to a material extent, the Sponsor may (without prejudice to its right to terminate its obligations under this Agreement pursuant to Clause 11) require the Company at its own expense to make or cause to be made such communication as the Sponsor shall reasonably consider necessary, after consultation with the Company, including, without limitation, the publication of a supplementary prospectus in accordance with section 147 of the FSA.

9.7 If a supplementary prospectus is published by the Company in connection with the Placing and Open Offer, Warranties relating to the Circular given pursuant to Clause 9.1 shall be deemed to be repeated on the date of publication of such supplementary prospectus and when so repeated shall be read and construed as if the references in Schedule 2 and this Clause 9 to the Circular meant the Circular when read together with such supplementary prospectus.

9.8 The Sponsor shall, at the Company's expense, take reasonable steps to mitigate any loss or liability suffered by it which is the subject of a claim or potential claim under the Warranties.

9.9 In the event of a claim by the Sponsor under the Warranties and without prejudice to any right or remedy which may be available to it, the quantum of the Sponsor's claim shall not be restricted to a calculation based on the diminution in value of any New Ordinary Shares subscribed by it under this Agreement.

10.  INDEMNITY

10.1 The Company will not make any claim (and will procure that no other member of the Group will make any claim) against the Sponsor or any of its affiliates to recover any loss, claim, cost, liability, expense, charge, or demand which the Company or any other member of the Group or its respective directors, officers, employees or agents or any subscriber of New Ordinary Shares pursuant to the Placing or the Open Offer or any subsequent purchaser or transferee thereof may suffer or incur by reason of or arising out of the carrying out by the Sponsor or on its behalf of its obligations and services hereunder or otherwise in connection with the Placing, or the Open Offer save to the extent that such loss, damage, cost, charge or expense arises from the fraud, negligence, or wilful default of an Indemnified Person (as defined in Clause 10.2) or a breach by the Sponsor of its obligations under this Agreement.

10.2 The Company undertakes to the Sponsor for itself and as trustee for each of its affiliates, to indemnify and at all times to keep the Sponsor and each of its affiliates (each an "INDEMNIFIED PERSON") fully and effectively indemnified on demand (on an after tax basis) against all losses, claims, costs, liabilities, expenses, charges, actions or demands whatsoever which the Sponsor or any of its affiliates may wheresoever suffer or incur (including, without limitation, all such costs, charges and expenses as any of such persons may pay or incur in responding to, disputing or considering any such actual or potential actions, claims or demands or in enforcing its rights under this Clause 10) or which may be made or threatened against or incurred by the Sponsor or any of its affiliates in any jurisdiction whatsoever to the extent that in any such case arises directly or indirectly out of or results from or is attributable to:

     10.2.1 any publication, statement or communication including, without limitation, the Press Announcement or the Issue Documents or the Proxy Form not containing or being alleged not to contain all information required to be stated therein or any statement therein being or being alleged to be untrue, inaccurate, incomplete or misleading in any respect or as having been made negligently or otherwise without therequired standard of skill and care or reasonableness;

     10.2.2 the issue or approval of any investment advertisement (as defined for the purpose of section 57(2) of the FSA) issued in connection with the issue of the New Ordinary Shares for the purpose of section 57(1) of the FSA;

     10.2.3 the performance by the Sponsor or any of its affiliates of its obligations and services under or in connection with this Agreement and/or the Placing and/or the Open Offer;

     10.2.4 the making of the Placing or the Open Offer or the preparation and distribution of the Press Announcement or the Issue Documents or the Proxy Form; or

     10.2.5 any breach or alleged breach of the laws or regulations of any country resulting from the Placing or the Open Offer, the implementation of the other transactions and matters referred to in the Circular or the distribution of the Issue Documents in the manner contemplated hereby;

     and which does not in any such case arise from the negligence, wilful default or fraud of the Sponsor or a breach by the Sponsor of its obligations under this Agreement.

10.3 For the purposes of this clause, "affiliates" means any subsidiary undertaking or holding company of the Sponsor and any other subsidiary undertaking of its holding company and any of their respective directors, officers, agents, employees and advisers.

10.4 Any agreement or arrangement made by the Company in connection with the Placing or the Open Offer with any adviser excluding or limiting in any manner the liability of that adviser to the Company or any other person shall not increase the liability of the Sponsor or any Indemnified Person to the Company, and the Company shall not be entitled to recover from the Sponsor or any Indemnified Person any amount which, if such exclusion or limitation had not been agreed, the Sponsor would have been entitled to recover from that adviser pursuant to the Civil Liability (Contribution) Act 1978.

10.5 Save in the event of a breach of any Warranty, Clauses 9 and 10 shall not apply with respect to any trading losses of the Sponsor arising in relation to any New Ordinary Shares acquired pursuant to its underwriting obligations under Clause 5.1.3. Save as set out above, the Sponsor shall have, in addition to its rights under Clauses 9 and 10, the same rights and remedies pursuant to Part IV of the FSA in relation to any New Ordinary Shares subscribed by it hereunder as any other subscriber for New Ordinary Shares, and the provisions of this Agreement shall be without prejudice to the statutory rights of the Sponsor in respect to such subscription.

10.6 The indemnities contained in this Clause 10 shall extend to any payments made by the Sponsor or any loss suffered as a result of any reasonable action taken by the Sponsor (including, without limitation, the purchase of any Ordinary Shares by the Sponsor (other than purchases made by the Sponsor for its own investment purposes or shares acquired pursuant to its underwriting obligations under Clause 5.1.3)) notwithstanding that the Sponsor may be under no legal obligation to make such payment or take such action.

11.  TERMINATION

11.1 If at any time prior to Admission:

     11.1.1 it shall come to the notice of the Sponsor that any statement contained in the Circular is untrue or incorrect or misleading in any respect or that matters have arisen which would, if the Circular were issued at that time, constitute a material omission therefrom; or

     11.1.2 it shall come to the notice of the Sponsor that a matter has arisen which might give rise to a claim under the indemnity in Clause 10.2 or that any of the Warranties was untrue or inaccurate or misleading in any respect when given and/or that any of the Warranties has at the relevant time ceased to be true or accurate or has become misleading in any respect by reference to the facts and circumstances for the time being subsisting, so as (in the reasonable opinion of the Sponsor) to result in the Circular being or becoming misleading in any material respect, or as to make it otherwise commercially inadvisable (based on an objective investment decision) to proceed with the Placing or the Open Offer; or

     11.1.3 the Company fails in any material respect to comply with any of its obligations under this Agreement,

     then and in any such case the Sponsor may, following reasonable consultation with the Company (including considering whether it would be appropriate to issue a supplementary prospectus), in its absolute discretion give notice in writing to the Company to terminate this Agreement and its obligations hereunder save to the extent specified in Clause 11.2 (and, for the avoidance of doubt, the Sponsor shall not be required to wait until Admission to exercise any right arising pursuant to Clause 11.1.2).

11.2 If the obligations of the Sponsor or the Company under this Agreement (save to the extent specified in this Clause 11.2) shall cease or determine pursuant to Clause 2.4 or be terminated pursuant to Clause 11.1, no party will have any claim against any other for compensation, costs, damages or otherwise (except in relation to any breaches prior to such determination or termination) save that:

     11.2.1 the Company shall pay the expenses and costs and fees and commissions referred to in Clause 8 (together with any value added tax payable thereon); and

     11.2.2 the provisions of Clauses 1, 9, 10, 11.2 and 12 to 24 inclusive shall remain in full force and effect notwithstanding such termination or determination.

12.  ANNOUNCEMENTS AND COVENANTS

12.1 Save as required by law or the Listing Rules or the requirements of any relevant regulatory authority:

     12.1.1 the Company undertakes to the Sponsor that it will hold no press conferences and will not make any public announcement or communication concerning this Agreement, the Company, the Open
            Offer or the Placing (other than the publication of the documents referred to in this Agreement) or otherwise relating to the financial condition or trading or financial prospects of the Company between the date of this Agreement and forty days after Admission, whether in response to enquiries or otherwise, without the prior approval of the Sponsor (such approval not to be unreasonably withheld or delayed);

     12.1.2 no announcement, statement or communication to shareholders (other than the Press Announcement, the Issue Documents and the Proxy Form) concerning the Company or any other members of the Group or in connection with the Issue Documents or the New Ordinary Shares will be made or despatched by the Company or any other members of the Group to any third party between the date of this Agreement and forty days after Admission without the prior approval of the Sponsor such approval not to be unreasonably withheld or delayed;

     12.1.3 the Company will not (and will procure that no member of the Group will) between the date of this Agreement and forty days after Admission enter into any commitment or agreement which it is obliged to announce or put itself into a position where it is obliged to announce that any commitment or agreement may be entered into without (in each case) the prior approval of the Sponsor such approval not to be unreasonably withheld or delayed; and

     12.1.4 save as set out in the Circular, the Company will not (and will procure that no member of the Group will) issue any share or right to be allotted any share or agree to do any such thing between the date of this Agreement and forty days after Admission without the prior approval of the Sponsor such approval not to be unreasonably withheld or delayed.

12.2 The Company agrees and undertakes to perform and implement each of the OpSec Merger Agreement and Tender Offer in accordance with its provisions and to use all reasonable endeavours to ensure that the Opsec Merger and the Tender Offer complete according to the timetable set out in the Circular. The Company undertakes to take such steps as may be reasonably required to enforce or procure the exercise of any undertakings or rights contained in the OpSec Merger Agreement and/or Tender Offer and/or any document entered into pursuant thereto or in connection therewith. The Company undertakes to the Sponsor that it will not materially alter, revise or amend or agree any material alteration, revision or amendment of any of the terms of the OpSec Merger Agreement and/or Tender Offer (or any document entered into pursuant thereto or in connection therewith) or (where material) waive any condition or exercise any discretion pursuant thereto or grant any time for performance or other indulgence thereunder or proceed to completion of the Opsec Merger without the full satisfaction of each of the terms and conditions in the OpSec Merger Agreement without the prior approval of the Sponsor, such approval not to be unreasonably withheld or delayed. In the event of any claim, suit or proceedings by any third party, regulatory authority or otherwise which may have the effect of interfering with or delaying the Opsec Merger or Tender Offer, all proposed actions which are material taken by (or approved by) the Company shall be promptly notified to the Sponsor and no action shall be taken without the Sponsor's prior approval, such approval not to be unreasonably withheld or delayed.

13.  WITHHOLDING

     All sums payable to the Sponsor under this Agreement shall be paid without any set off or counterclaim and free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by the Sponsor will equal the full amount which would have been received by it had no such deduction or withholding been made.

14.  REMEDIES AND ENFORCEMENT

14.1 This Agreement shall (except for any obligation fully performed) remain in full force and effect notwithstanding the completion of this Agreement, the Open Offer, the Placing and the subscription of the New Ordinary Shares pursuant thereto.

14.2 The Warranties and the indemnities herein contained shall be in addition to, and shall not be construed to limit, affect or prejudice, any other right or remedy available to the Sponsor or any Indemnified Person.

14.3 In exercising any right or power as trustee of an Indemnified Person under this Agreement, the Sponsor shall be entitled to act in such manner as it shall in its absolute discretion consider appropriate.

15.  INVALIDITY

     Each of the provisions of this Agreement is severable and distinct from the others and the invalidity, illegality or unenforceability of any one or more of the provisions of this Agreement shall not affect the continuation in force of the remaining provisions of this Agreement.

16.  ASSIGNMENT

     The benefit of this Agreement may not be assigned or charged by either party without the prior written consent of the other but subject thereto this Agreement shall be binding upon and enure for the benefit of the respective successors and assigns of the parties.

17.  WAIVER

17.1 No neglect, indulgence, failure to exercise or delay on the part of the Sponsor or the Company in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy and no single or partial exercise of any right or remedy under this Agreement shall preclude or restrict any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.2 Any waiver must be in writing and may be given subject to any conditions thought fit by the grantor. Any waiver shall be effective only in the instance and for the purpose for which it is given.


18.  TIME OF THE ESSENCE

     Time shall be of the essence to this Agreement but any time, date or period mentioned in any Clause of this Agreement may be extended by mutual written agreement between the Company and the Sponsor.

19.  VARIATION

     No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

20.  ENTIRE AGREEMENT

     This Agreement, the Engagement Letter, the other agreements and arrangements referred to herein contain the entire agreement and understanding between the parties concerning the subject matter of this Agreement and supersede any previous agreement or understanding between the parties relating to its subject matter.

21.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts by the parties. Each separate counterpart when executed and delivered shall constitute an original and all counterparts together shall constitute one and the same instrument.

22.  NOTICES

22.1 Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid post or facsimile transmission. Delivery by courier shall be regarded as delivery by hand.

22.2 Such communication shall be sent to the address of the relevant addressee referred to in this Agreement or the facsimile number (if any) set out below or to such other address or facsimile number as may previously have been communicated by the recipient party to the sending party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

     Company - facsimile number (0191) 416 3053, for the attention of the Chief Executive and Company Secretary.

     Sponsor - facsimile number (0171) 655 4100, for the attention of Gary Gould and David Rasouly.

22.3 A communication shall be deemed to have been served:

     22.3.1 if delivered by hand at the address referred to in Clause 22.2 at the time of delivery;

     22.3.2 if sent by first class pre-paid post to the address referred to in Clause 22.2, at the expiration of two clear days after the time of posting; and

     22.3.3 if sent by facsimile to the number referred to in Clause 22.2, at the time of completion of transmission by the sender.

     If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9.30 a.m. to 5.30 p.m. on a Business Day) under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such normal business hours.

22.4 In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

22.5 A party may notify the other of a change to its name, relevant person, address or facsimile number for the purposes of Clause 22.2 provided that such notification shall only be effective on:

     22.5.1 the date specified in the notification as the date on which the change is to take place; or

     22.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

23.  PROPER LAW AND JURISDICTION

23.1 This Agreement shall be governed by and construed in accordance with the laws of England.

23.2 Each of the parties agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding (together in this clause referred to as "PROCEEDINGS") arising out of or in connection with this Agreement may be brought in such courts. Nothing contained in this clause shall limit the right of either party to take or defend Proceedings in any other jurisdiction, nor shall the taking of the Proceedings in one or more jurisdictions by one party preclude the other party from taking Proceedings in any other jurisdictions, whether concurrently or not.

AS WITNESS the hands of the parties or their duly authorised representatives hereto the day and year first above written.

                                   SCHEDULE 1

                      DOCUMENTS FOR DELIVERY TO THE SPONSOR

1. One copy of the Placing Letter, one copy of the Application Form and one copy of the Press Announcement, in each case signed by or on behalf of one of the Directors or his attorney.

2.   One original signed copy of the Working Capital Report.

3. Letters from the Reporting Accountant to the Directors and the Sponsor in the form set out in Parts 3, 4 and 5 of the Circular; a pro forma financial reconciliation for OpSec prepared by the Reporting Accountant; a short form report prepared by the Reporting Accountants on Bridgestone; a pro forma set of financial statements from the Reporting Accountants for the Company as adjusted for the acquisition of OpSec and Bridgestone; and a long form report by the Reporting Accountants on OpSec and Bridgestone.

4. One original signed copy of the report (in agreed form) prepared by the Reporting Accountant addressed to the Sponsor reporting on the indebtedness of the Group as at 31 October 1999, and of each other report prepared by the Reporting Accountant in connection with the Placing and the Open Offer.

5. An original signed copy of the letter (in agreed form) from the Reporting Accountant addressed to the Directors and the Sponsor concerning the correct extraction and accuracy of certain financial information contained in the Circular.

6. A working capital comfort letter (in agreed form) from the Company and the Reporting Accountant.

7. A certified copy of the executed Bridgestone Acquisition Agreement, OpSec Merger Agreement and Tender Offer, the Turnage Subscription Agreement, the Scheme Subscription Agreement, and the option agreement described at paragraph 11.6.5 of Part 8 of the Circular (provided that in the event that any of such documents shall not have been executed at such time, then a copy of the latest draft initialled by or on behalf of the Company shall be delivered).

8. An original signed copy of the letter from the Reporting Accountant consenting to the inclusion in the Circular of the references to their name in the form and context in which they are included in the Circular.

9. An original copy of the Verification Notes signed by or on behalf of each of the Directors.

10.  Certified copies of each of:

     10.1 the minutes (in agreed form) of the meeting of the Directors at which, inter alia, resolutions were passed approving and authorising the issue of the Issue Documents, the execution of this Agreement by the Company, and the application for Admission;

     10.2 the directors' powers of attorney and the directors' responsibility statements (in agreed form) executed by each of the Directors;

     10.3 the Registrar's Agreement, duly executed by the Parties thereto; and

     10.3 the memorandum prepared by the Company's Solicitors and addressed to the Directors explaining the nature of responsibilities and obligations of directors of listed company in relation to new issues of shares.

11.  An original signed copy of letters (in agreed form) from (i) the Company,
     (ii) Dickinson Dees and (iii) the Reporting Accountant to the Sponsor concerning the matters referred to in paragraph 2.8 of the Listing Rules.

12. An original signed copy of a letter (in agreed form) from the Company's Solicitors to the Sponsor concerning the matters referred to in paragraph
     2.9 of the Listing Rules.

13. Two original signed copies of a letter from the Directors to the Stock Exchange dealing with the matters referred to in paragraph 5.5 of the Listing Rules.

14. A certified copy of the application for Admission in the form of schedule 3A to the Listing Rules.

15.  A copy of the Estimate of Expenses.

                                   SCHEDULE 2

                                 THE WARRANTIES

1.   CIRCULAR

1.1 The information contained in the Circular is in accordance with the facts and all statements of fact contained in the Circular are true and accurate in all material respects and are not misleading in any material respect. In particular, without prejudice to the generality of the foregoing:

     1.1.1 the summary of the terms and conditions of the OpSec Merger Agreement are true and accurate in all material respects and are not misleading in any material respect; and

     1.1.2 only the shares of Common Stock (as defined in the Tender Offer) and Series B 8% Convertible Preferred Voting Stock (as defined in the Tender Offer) entitle the holders to vote at any shareholder or stockholder meeting to be held in relation to the OpSec Merger (as defined in the Circular) (the "VOTING SHARES").

1.2 All forecasts and expressions of opinion, intention or expectation, whether as to present or future circumstances, contained in the Circular are honestly given, and either fairly based upon facts within the knowledge of the Company or have been made on reasonable grounds after due and careful consideration having regard to all the information currently available to the Company and the Directors.

1.3 There are no facts or considerations known or which could on reasonable enquiry have been known to the Company or any of the Directors which are not disclosed in the Circular and which by their omission would or might reasonably be considered to:

     1.3.1 make any statement therein (whether of fact, opinion, intention or expectation) inaccurate or misleading in any material respect;

     1.3.2 invalidate or qualify any assumption made in support of any statement therein (whether of fact, opinion, intention or expectation): or

     1.3.3 be material for disclosure to a potential subscriber or purchaser of the New Ordinary Shares.

1.4 The Circular contains all such information as, having regard to the matters referred to in section 146(3) of the FSA, investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of:

     1.4.1 the assets and liabilities, financial position, profits and losses and prospects of the Group; and

     1.4.2 the rights attaching to the New Ordinary Shares.

1.5 The Issue Documents contain all information required by, and the allotment of the New Ordinary Shares and the publication and contents of the Issue Documents in the manner proposed will comply with, the FSA, the Companies Act 1985, the Listing Rules and all other applicable laws, rules and regulations of the United Kingdom.

1.6 All communications with (including any non-applicability letter in the agreed form made by or on behalf of the Company in connection with any application) the Stock Exchange are true and accurate and are not misleading and there are no facts which have not been disclosed to the Stock Exchange in connection therewith which by their omission make any such statements misleading or are material for disclosure to the Stock Exchange in connection therewith.

1.7 All the documents required by the Listing Rules to be included in the application for Admission have been supplied to the Stock Exchange, all other relevant requirements of the Listing Rules have been complied with and there are no matters other than those disclosed in the Circular or otherwise in writing to the Stock Exchange which should be taken into account by the Stock Exchange in considering the application for Admission.

2.   INTERIM RESULTS

2.1 The Interim Results have been prepared on a basis consistent with the audited accounts of the Company for the two years ended 31 March 1998 and 31 March 1999 and the accounting policies and practices set out in such accounts and in a manner similar to the preparation of interim results in the previous two financial years of the Company and, so far as the Directors are aware, have been prepared with due care and attention and are based on reasonable assumptions.

2.2 So far as the Directors are aware, there is no fact or circumstance the existence of which would make the Interim Results materially inaccurate or misleading.


3.   CURRENT FINANCIAL PERIOD

3.1  Since the date of the last audited accounts:

     3.1.1 each Group Company has carried on its business in the ordinary and usual course; and

     3.1.2 there has been no material adverse change in the financial or trading position or prospects of the Company and the Group taken as a whole and no material depletion in the net assets of the Group.

4.   WORKING CAPITAL

4.1 The statement as to the working capital of the Group set out in paragraph 15 of Part 8 of the Circular has been approved by the Directors and has been prepared with due care and attention and made after careful enquiry.

4.2 All statements of fact contained in the Working Capital Report are true and accurate in all respects and not misleading, all expressions of opinion, intention or expectation of the Directors contained therein were made on reasonable grounds and are truly and honestly held by the Directors, the Working Capital Report is based on reasonable assumptions and there are no other facts known or which could on reasonable inquiry have been known to the Directors the omission of which would make any such statement assumption or expression misleading in any respect.

4.3 Without prejudice to the generality of paragraph 4.1, in making the statement referred to therein the Directors have taken full account of all matters set out in the Working Capital Report.

5.   REPORTING ACCOUNTANT

     All information which the Directors reasonably consider relevant or which has been requested by the Reporting Accountant for the purpose of the preparation by it of any letter or report in connection with the Placing and/or the Open Offer has been disclosed to the Reporting Accountant, such information was when supplied and is now true and accurate in all material respects (save as may have been superseded by further information supplied to the Reporting Accountant before such letters or reports were finalised and published) and no information known to the Company has been omitted or withheld the absence of which would make misleading the information so provided.

6.   VERIFICATION NOTES

     The information contained in the replies to the Verification Notes is true and accurate in all material respects and not misleading in any material respect and no information has been omitted from such replies the absence of which would make misleading any of such replies. All expressions of opinion, intention and expectation contained in the replies to the Verification Notes are honestly held and based on the assumptions stated therein and such assumptions are reasonable; such replies have been prepared or approved by persons having appropriate knowledge and responsibilities to enable them properly to provide such replies and all such replies have been given in good faith.

7.   INDEBTEDNESS

7.1 No circumstances have arisen or are about to arise and no notice has been received by the Company such that any person is, or would with the giving of notice and/or the lapse of time and/or the satisfaction of any other condition become, entitled to require payment before its stated maturity of, or security for, any indebtedness in respect of borrowed moneys of any Group Company and the Company has not received notice that any person to whom any indebtedness for borrowed moneys of any Group Company which is payable on demand is owed presently proposes to demand payment of, or security for, the same.

7.2 The information contained in the report by the Reporting Accountant to the Sponsor on indebtedness of the Group (in agreed form) is true, complete and accurate and not misleading and was provided by the Directors after due and careful enquiry.

7.3 The amounts borrowed by each member of the Group do not exceed any limitation on its borrowing contained in its Articles of Association, any debenture or other deed or document binding upon it and no Group Company has outstanding any loan capital, nor has it factored any of its debts, or engaged in financing of a type which is not required to be shown or reflected in audited accounts, nor has it borrowed any money which it has not repaid save for borrowings specified in the Interim Results or statements of indebtedness referred to in paragraph 7.2.


8.   OTHER EVENTS OF DEFAULT

     No event has occurred or is subsisting or (so far as the Directors are aware) is about to occur which constitutes or results in, or would with the giving of notice and/or the lapse of time and/or the satisfaction of any other condition constitute or result in termination of, or a default or the acceleration of any obligation under, any agreement, instrument or arrangement to which any Group Company is a party or by which it or any of its properties, revenues or assets are bound and which would in any such case have a material adverse effect on the businesses or financial or trading position, assets or prospects of the Group as a whole.

9.   INSOLVENCY

     No member of the Group has taken any action nor has the Company received notice that any other steps have been taken or legal proceedings have either started or been threatened against any member of the Group for its winding up or dissolution or for any member of the Group to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrator, a receiver, trustee or similar officer of any member of the Group or over any of its interests, properties, revenues or assets.

10.  EFFECT OF THE PLACING AND THE OPEN OFFER ON GROUP OBLIGATIONS

     The allotment and issue of the New Ordinary Shares, the Placing, the Open Offer and the distribution of the Issue Documents and any other document by or on behalf of the Company in connection with the Placing and the Open Offer will comply with all relevant requirements of the Companies Act 1985, the Listing Rules, the FSA and all other applicable rules regulations and laws and all agreements to which any Group Company is a party or by which it is bound, and will not exceed or infringe any restrictions in or in the terms of any contract, obligation or commitment binding upon any Group Company.

11.  COMPLIANCE

     Each Group Company has been duly incorporated, has full corporate power and authority to carry on its activities in the ordinary course of business as at the date hereof and has obtained all material licences, permissions, authorisations and consents ("AUTHORITIES") required for the carrying on of its business and such Authorities have at all times been and are complied with (whether retrospectively or otherwise) and are in full force and effect. No circumstances exist which make it reasonably apparent to the Directors that any of such Authorities will be revoked and each Group Company has complied (whether retrospectively or otherwise) with all material legal and regulatory requirements applicable to its business.

12.  CONTRACTS

12.1 All material contracts entered into by any member of the Group outside the ordinary course of business in the two years preceding the date of this agreement are properly described in the Circular in accordance with the Listing Rules.

12.2 So far as the Directors are aware, there are no grounds for the invalidity or rescission, avoidance or repudiation of any material agreement or transaction to which any member of the Group is a party and which, if invalid or terminated, would have a material adverse effect on the business of the Group as a whole.

12.3 Neither the Company nor any of the Directors has received a notice (whether verbally or in writing) of termination of, or of an intention by a third party to terminate, any material agreement, undertaking, instrument or arrangement to which any member of the Group is a party or by which any member of the Group is bound and which, if terminated, would have a material adverse effect on the business of the Group as a whole.

13.  SYSTEMS

     The Year 2000 Compliance statement relating to the Company and the Subsidiaries contained in paragraph 19 of Part 8 of the Circular is honestly given and either fairly based upon facts within the knowledge of the Directors or made on reasonable grounds after due and careful consideration having regard to all the information currently available to the Company and the Directors. So far as the Directors are aware the Company has taken all steps which the Directors consider to be appropriate in relation to risks associated with the Year 2000 date change.

14.  LITIGATION

     Other than as disclosed in the Circular, neither the Company nor any other member of the Group nor any person for whom any of them is or may be vicariously or otherwise liable is engaged in any legal or arbitration or similar proceedings which, individually or collectively, may have a material effect upon the financial or trading position of the Group or the prospects of the Group as a whole nor has been engaged in any such proceedings in the 12 months prior to the date hereof. Other than as disclosed in the Circular, no such proceedings are threatened or pending nor, so far as the Directors are aware, are there any circumstances which are likely to give rise to any such proceedings by or against any member of the Group.

15.  OPTIONS

     Save as disclosed in the Circular, there are in force no options or other agreements which call for the issue or accord to any person the right to call for the issue of any shares in the capital of the Company or any other securities of any Group Company.

16.  RELATIONSHIPS WITH SHAREHOLDERS AND DIRECTORS

16.1 The Circular contains all information which is material to investors or potential investors in the Company concerning actual or potential conflicts of interest between any Group Company and any Director or any Related Person and all statements contained in the Circular concerning such conflict or concerning the future relationship with such Director or Related Person are truly and honestly made and are not misleading and there are no other facts concerning the same the omission of which makes any such statement false or misleading in any material respect.

16.2 Save as referred to in paragraph 16.3 below, there is not outstanding:

     16.2.1 any loan made by any Group Company to, or debt owing to any Group Company by, any Director, or so far as the relevant Director is aware, any Related Person of a Director; or

     16.2.2 any agreement or arrangement to which any Group Company is a party and in which any Director or any Related Person of a Director is interested (other than the service contracts of the Directors).

16.3 The Company is independent of any controlling shareholder (as defined in paragraph 3.13 of the Listing Rules).

17.  CAPACITY

     Following for the passing of the Resolutions, the Company has or will have power under its memorandum and articles of association to allot and issue the New Ordinary Shares and to enter into and perform its obligations under this Agreement without in any case any further sanction or consent by members of the Company or any class of them or by creditors of the Company or by any other person (other than the Directors in relation to board resolutions required to implement and effect the matters set out in this Agreement or the Circular), and there are no authorisations, approvals, consents or licences required from third parties by the Company for the issue of the New Ordinary Shares or the entering into of this Agreement which have not been obtained irrevocably and (otherwise than with respect of Admission) unconditionally.

18.  SUBSIDIARIES

     The Subsidiaries are all the subsidiaries of the Company and the Company and the Subsidiaries do not have any beneficial or other interest in the shares or stock of any other Company, save in respect of securities listed on a recognised investment exchange representing not more than five per cent of the issued securities of that class. Save as disclosed in the Circular, each of the Subsidiaries is wholly or beneficially owned by the

     Company.

19.  SHAREHOLDERS' RIGHTS

     So far as the Directors are aware, none of the owners or holders of shares in the Company have any rights, in their capacity as such, in relation to the Company other than as set out in the Articles of Association of the company.

20.  THE COMPANY

     The Company is not an 'investment company' required to be registered as such under the US Investment Company Act of 1940.

                                   SCHEDULE 3

                              Warranty Certificate

Greig Middleton & Co. Limited
30 Lombard Street
London

Dear Sirs

We refer to the Placing and Open Offer agreement dated            1999 between
you and the Company (the "Placing Agreement"). Words and expressions defined in the Placing Agreement have the same meaning in this letter.

We hereby confirm to you that:

(A) each of the conditions to the Placing Agreement (other than Admission) has been, or will, upon delivery of this letter, have been satisfied or fulfilled in accordance with its terms;

(B) the London Stock Exchange has agreed to admit the New Ordinary Shares to the Official List (nil paid) subject only to allotment; and

(C) so far as the company is aware, having made all reasonable enquiries, none of the Warranties was at the date of the Placing Agreement or has, were the Warranties to be repeated prior to the Sponsor's obligations under the Placing Agreement becoming unconditional, become, since that date, untrue, or inaccurate or misleading, by reference to the facts and circumstances then subsisting, to a material extent.

This letter, which has been delivered to you prior to the date of Admission, is released to you immediately prior to Admission.








 .........................................................
duly authorised on behalf of
APPLIED HOLOGRAPHICS PLC

Signed by David A. Mahony                               )
for and on behalf of                                    ) /s/ David A. Mahony
APPLIED HOLOGRAPHICS PLC                                )
in the presence of /s/ Michael Babcock                  )
                       Michael Babcock
                       112 Quagside
                       Newcastle upon Tyne
                       Solicitor





Signed by Robert P. Clinton                             )
for and on behalf of                                    ) /s/ Robert P. Clinton
GREIG MIDDLETON & CO. LIMITED                           )
in the presence of /s/ Gary M. Gould                    )
                       Gary M. Gould